As filed with the Securities and Exchange Commission on May 8, 2025
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MATIV HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Kimball Place, Suite 600
Alpharetta, GA 30009
(Address and Zip Code of Principal Executive Offices)

Mativ Holdings, Inc. 2024 Equity and Incentive Plan, as amended
(Full title of the plan)

Mark Johnson
Chief Legal and Administrative Officer and Corporate Secretary
Mativ Holdings, Inc.
100 Kimball Place, Suite 600
Alpharetta, GA 30009
Telephone: 1-770-569-4229
(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Mativ Holdings, Inc. (the “Registrant”) for the purpose of registering an additional 2,300,000 shares of Registrant common stock, par value $0.10 per share (the “Common Stock”) that were reserved for issuance under the Mativ Holdings, Inc. 2024 Equity and Incentive Plan, as amended (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant's prior Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on April 25, 2024 (SEC File No. 333-278936) (the “Prior Registration Statement”) registering shares of Common Stock issuable under the Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3, 5 and 8, which are being updated by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Documents containing the information required by Part I of the Registration Statement will be sent or given to Plan participants as specified by Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated in this Registration Statement by reference (other than information in such filings deemed, under Commission rules or otherwise, not to have been filed with the Commission):

1. The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024, filed with the Commission on February 27, 2025;

2. The Registrant’s Quarterly Report on Form 10-Q for its quarterly period ended March 31, 2025, filed with the Commission on May 8, 2025;

2. The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 11, 2025 and May 2, 2025;

3. All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report; and

4. The description of the Common Stock contained in the Registrant’s Registration Statement on Form S-3 filed with the Commission on November 9, 2009, and any amendments or reports filed for the purposes of updating such description, including Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2023.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement (other than information in such filings deemed, under Commission rules or otherwise, not to have been filed with the Commission), prior to the filing of a post-

effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on August 21, 1995 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2009).

3.2	Certificate of Amendment of the Certificate of Incorporation of the Registrant, effective as of July 6, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 6, 2022).

3.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 11, 2025).

4.1	Mativ Holdings, Inc. 2024 Equity and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on April 25, 2024).

4.2	Amendment No. 1 to Mativ Holdings, Inc. 2024 Equity and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on May 2, 2025).

5.1*	Opinion of Sidley Austin LLP with respect to validity of issuance of securities.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature pages to the Registration Statement and incorporated herein by reference).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on May 8, 2025.

MATIV HOLDINGS, INC.

By:	/s/ Mark Johnson

Name:	Mark Johnson

Title:	Chief Legal and Administrative Officer and Corporate Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of Mativ Holdings, Inc., hereby severally constitute and appoint Shruti Singhal, Greg Weitzel and Mark Johnson, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Mativ Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shruti Singhal	President and Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2025
Shruti Singhal

/s/ Greg Weitzel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 8, 2025
Greg Weitzel

/s/ Cheryl Allegri	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	May 8, 2025
Cheryl Allegri

/s/ William M. Cook	Director	May 8, 2025
William M. Cook

/s/ John Stipancich	Director	May 8, 2025
John Stipancich

/s/ Marco Levi	Director	May 8, 2025
Marco Levi

/s/ Kimberly Ritrievi	Director	May 8, 2025
Kimberly Ritrievi